Exhibit 99.1

OneStream Announces Fourth Quarter and Fiscal Year 2025 Financial Results

BIRMINGHAM, Mich., OneStream, Inc. (Nasdaq: OS), the leading enterprise Finance management platform that modernizes the Office of the CFO by unifying core finance and operational functions -- including financial close, consolidation, reporting, planning and forecasting -- today announced financial results for its fourth quarter and fiscal year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights

•
Total Revenue: $163.7 million, an increase of 24% year-over-year.
•
Subscription Revenue: $150.3 million, an increase of 27% year-over-year.
•
GAAP Operating Loss and Operating Margin: GAAP operating loss was $5.2 million compared to $47.4 million for the fourth quarter of 2024, and GAAP operating margin was (3%) compared to (36%) for the fourth quarter of 2024. This included equity-based compensation expense of $20.8 million, compared to $52.6 million for the fourth quarter of 2024.
•
Non-GAAP Operating Income and Non-GAAP Operating Margin: Non-GAAP operating income was $16.7 million compared to $8.7 million for the fourth quarter of 2024, and non-GAAP operating margin was 10% compared to 7% for the fourth quarter of 2024.
•
GAAP Net Income / Loss Per Share - Basic and Diluted: GAAP net income per share was $0.01 compared to GAAP net loss per share of ($0.19) for the fourth quarter of 2024.
•
Non-GAAP Net Income Per Share: Non-GAAP net income per share was $0.12 compared to $0.07 for the fourth quarter of 2024.
•
Net Cash Provided by Operating Activities: Net cash provided by operating activities was $25.8 million compared to $25.1 million for the fourth quarter of 2024.
•
Free Cash Flow: Free cash flow was $25.6 million compared to $24.7 million for the fourth quarter of 2024.

Fiscal Year 2025 Financial Highlights

•
Total Revenue: $601.9 million, an increase of 23% year-over-year.
•
Subscription Revenue: $550.0 million, an increase of 28% year-over-year.
•
GAAP Operating Loss and Operating Margin: GAAP operating loss was $94.8 million compared to $319.5 million for 2024, and GAAP operating margin was (16%) compared to (65%) for 2024. This included equity-based compensation expense of $115.4 million, compared to $316.4 million for 2024.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin: Non-GAAP operating income was $27.1 million compared to $1.2 million for 2024, and non-GAAP operating margin was 5% compared to 0% for 2024.
•
GAAP Net Loss Per Share - Basic: GAAP basic net loss per share was ($0.28) compared to ($1.23) for 2024.
•
Non-GAAP Net Income Per Share: Non-GAAP net income per share was $0.29 compared to $0.14 for 2024.
•
Net Cash Provided by Operating Activities: Net cash provided by operating activities was $96.7 million compared to $61.2 million for 2024.
•
Free Cash Flow: Free cash flow was $95.6 million compared to $58.5 million for 2024.

“2025 demonstrated strong momentum in Finance AI, exceeding our expectations and reinforcing our position as the leading AI-powered platform for the Office of the CFO,” said Tom Shea, CEO at OneStream. “We are making long-term investments in our quantitative, generative and agentic AI portfolio at a critical inflection point. This AI-first strategy is translating into our performance: AI bookings and customers more than doubled in 2025 and we expanded our strategic partnership with Microsoft. With our SensibleAI, finance leaders are improving forecasting accuracy by 27 percent on average and accelerating planning cycles by 86 percent on average. As the next phase of enterprise AI unfolds, we believe our focus and execution position us to be a long-term winner in Finance AI.”

Recent Developments and Business Highlights

•
Expanded Strategic Alliance with Microsoft. OneStream deepened its strategic alliance with Microsoft to integrate its financially intelligent SensibleAI™ technology with Microsoft 365 and Azure. As part of this, OneStream plans to release a series of its SensibleAI agents directly into the most widely used Microsoft products, such as Microsoft Teams, Excel, Microsoft 365 and Microsoft 365 Copilot. Further underscoring this alliance, Microsoft named OneStream as its Partner of the Year in November 2025, recognizing the strength of this collaboration and its impact on transforming finance with AI.
•
Continued Industry Recognition. OneStream was recognized as a 5x Leader in the 2025 Gartner® Magic Quadrant™ for Financial Planning Software, based on its ability to execute and its completeness of vision. The company was also named a Leader in the IDC MarketScape: Worldwide Enterprise Planning, Budgeting and Forecasting Applications 2026 Vendor Assessment, highlighting the strength of its unified platform and embedded AI capabilities. Additionally, OneStream achieved Exemplary status in the ISG Business Planning Buyers guide in November 2025, earning the highest overall score across Business, Financial, Revenue and Workforce planning.

Pending Acquisition by Hg

On January 6, 2026, OneStream announced that it entered into a definitive agreement to be acquired by entities affiliated with Hg, a leading investor in software, services and data businesses. General Atlantic, a leading global investor, will also be a significant minority investor alongside Tidemark, a leading technology investment firm. The transaction, which has been approved by OneStream’s Board of Directors and KKR (in its capacity as the holder of a majority of OneStream’s voting power), is expected to close in the first half of 2026, subject to the receipt of required regulatory approvals and the satisfaction of other customary closing conditions.

For more information about the pending transaction with Hg, see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 6, 2026, and the company’s preliminary information statement relating to the transaction filed with the SEC on February 17, 2026.

Conference Call and Financial Outlook

In light of the pending acquisition by Hg, OneStream will not be hosting a conference call this quarter and will not be providing forward-looking financial guidance.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding the timing, expected completion and impacts of the pending acquisition by Hg, and our business strategy and future growth, including statements regarding our Finance AI portfolio and AI-first strategy, strategic alliance with Microsoft and related plans, and industry recognition. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. Some of these risks are described in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2025, which we expect to file with the SEC on or around the date of this press release. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements we may make. These factors may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to GAAP financial measures, this press release includes non-GAAP financial measures that we use to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. These non-GAAP financial measures include non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and free cash flow, and their respective definitions are presented below.

There are limitations to the non-GAAP financial measures included in this press release, and they may not be comparable to similarly titled measures of other companies. The non-GAAP financial measures included in this press release should not be considered in isolation from or as a substitute for their most directly comparable GAAP financial measures. Our management believes that our non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting and analyzing future periods.

For a reconciliation of the non-GAAP financial measures presented for historical periods to their most directly comparable GAAP financial measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this press release. We encourage you to review the reconciliation in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-recurring items.

Non-GAAP Operating Income

We define non-GAAP operating income as loss from operations adjusted for non-cash, non-operational and non-recurring items, including equity-based compensation expense, employer taxes on employee stock transactions, amortization of acquired intangible assets, acquisition-related costs and secondary offering costs.

Non-GAAP Operating Margin

We define non-GAAP operating margin as non-GAAP operating income as a percentage of total revenue.

Non-GAAP Net Income

We define non-GAAP net income as net income (loss) adjusted for non-cash, non-operational and non-recurring items, including equity-based compensation expense, employer taxes on employee stock transactions, amortization of acquired intangible assets, acquisition-related costs and secondary offering costs.

Non-GAAP Net Income Per Share

We define non-GAAP net income per share as basic net income (loss) per share adjusted for non-cash, non-operational and non-recurring items, including equity-based compensation expense, employer taxes on employee stock transactions, amortization of acquired intangible assets, acquisition-related costs, secondary offering costs and net income (loss) attributable to non-controlling interests.

Free Cash Flow

We define free cash flow as net cash provided by operating activities less purchases of property and equipment.

About OneStream

OneStream is how today’s Finance teams can go beyond just reporting on the past and Take Finance Further by steering the business to the future. It’s the leading enterprise finance platform that unifies financial and operational data, embeds AI for better decisions and productivity, and empowers the CFO to become a critical driver of business strategy and execution.

We deliver a comprehensive cloud-based platform to modernize the Office of the CFO. Our Digital Finance Cloud unifies core financial and broader operational data and processes and embeds AI for better planning and forecasting, with an extensible architecture, so customers can adopt and develop new solutions, achieving greater value as their business needs evolve.

With over 1,800 customers, including 18% of the Fortune 500, a strong ecosystem of go-to-market, implementation, and development partners and over 1,600 employees, our vision is to be the operating system for modern finance. To learn more, visit onestream.com.

Investor Relations Contacts

INVESTOR CONTACT

Anne Leschin
VP, Investor Relations and Strategic Finance
OneStream
investors@onestreamsoftware.com

MEDIA CONTACT

Victoria Borges
VP, Corporate Communications
OneStream
media@onestreamsoftware.com

cONDENSED Consolidated Balance SheetS

(in thousands, except share and per share amounts)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$693,580	$544,174
Accounts receivable, net	177,350	129,014
Unbilled accounts receivable	18,777	23,294
Deferred commissions	24,763	20,682
Prepaid expenses and other current assets	20,949	20,202
Total current assets	935,419	737,366
Unbilled accounts receivable, noncurrent	542	800
Deferred commissions, noncurrent	52,929	44,228
Operating lease right-of-use assets	12,827	16,705
Property and equipment, net	7,951	10,084
Intangible assets, net	2,515	2,567
Goodwill	12,548	9,280
Other noncurrent assets	1,033	2,191
Total assets	$1,025,764	$823,221
Liabilities and stockholders’ / members’ equity
Current liabilities:
Accounts payable	$21,363	$19,563
Accrued compensation	32,945	27,543
Accrued commissions	15,699	9,007
Deferred revenue, current	317,580	239,291
Operating lease liabilities, current	3,380	3,237
Other accrued expenses and current liabilities	14,787	13,534
Total current liabilities	405,754	312,175
Deferred revenue, noncurrent	8,535	4,515
Operating lease liabilities, noncurrent	11,418	15,357
Other noncurrent liabilities	389	216
Total liabilities	426,096	332,263
Stockholders’ / members’ equity:
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025 and 2024	—	—
Class A common stock, $0.0001 par value, 2,500,000,000 shares authorized, 93,318,973 and 51,456,091 shares issued and outstanding as of December 31, 2025 and 2024, respectively	9	5
Class B common stock, $0.0001 par value, 300,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025 and 2024	—	—
Class C common stock, $0.0001 par value, 300,000,000 shares authorized, 55,694,730 and 63,929,619 shares issued and outstanding as of December 31, 2025 and 2024, respectively	5	6
Class D common stock, $0.0001 par value, 600,000,000 shares authorized, 96,205,587 and 122,196,307 shares issued and outstanding as of December 31, 2025 and 2024, respectively	9	12
Additional paid-in capital	885,786	718,084
Accumulated other comprehensive income (loss)	533	(599)
Accumulated deficit	(381,633)	(331,334)
Total stockholders’ equity attributable to OneStream, Inc. / members’ equity	504,709	386,174
Non-controlling interests	94,959	104,784
Total stockholders’ / members’ equity	599,668	490,958
Total liabilities and stockholders’ / members’ equity	$1,025,764	$823,221

cONDENSED Consolidated StatementS of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)
Revenues:
Subscription	$150,310	$118,608	$549,970	$428,150
License	3,977	6,961	17,806	31,779
Professional services and other	9,445	6,906	34,158	29,478
Total revenue	163,732	132,475	601,934	489,407
Cost of revenues:
Subscription(2)	37,425	30,907	140,076	112,914
Professional services and other(2)	11,996	13,018	48,567	66,415
Total cost of revenue	49,421	43,925	188,643	179,329
Gross profit	114,311	88,550	413,291	310,078
Operating expenses:
Sales and marketing(2)	62,729	65,618	264,115	328,843
Research and development(2)	31,042	36,896	130,601	156,812
General and administrative(2)	25,769	33,442	113,375	143,951
Total operating expenses	119,540	135,956	508,091	629,606
Loss from operations	(5,229)	(47,406)	(94,800)	(319,528)
Interest income, net	6,441	5,929	25,540	14,248
Other income (expense), net	880	(1,765)	3,317	498
Income (loss) before income taxes	2,092	(43,242)	(65,943)	(304,782)
Provision for income taxes	802	1,263	1,719	1,877
Net income (loss)	$1,290	$(44,505)	$(67,662)	$(306,659)
Less: Net income (loss) attributable to non-controlling interests	291	(13,056)	(17,363)	(90,458)
Net income (loss) attributable to OneStream, Inc.	$999	$(31,449)	$(50,299)	$(216,201)
Net income (loss) per share of Class A and Class D common stock–basic(1)	$0.01	$(0.19)	$(0.28)	$(1.23)
Net income (loss) per share of Class A and Class D common stock–diluted(1)	$0.01	$(0.19)	$(0.28)	$(1.25)
Weighted-average shares of Class A and Class D common stock outstanding–basic(1)	188,643	165,844	182,126	163,469
Weighted-average shares of Class A and Class D common stock outstanding–diluted(1)	255,043	234,644	182,126	234,043

(1) For the year ended December 31, 2024, represents net loss per share of Class A common stock and Class D common stock and weighted-average shares of Class A common stock and Class D common stock outstanding for the period following OneStream Inc.’s IPO and related reorganization transactions.

(2) Includes equity-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)
Cost of subscription	$457	$958	$2,331	$5,939
Cost of professional services and other	1,169	2,985	5,740	24,871
Sales and marketing	8,497	19,228	43,516	135,215
Research and development	5,963	14,421	31,444	77,926
General and administrative	4,759	14,990	32,376	72,446
Total equity-based compensation	$20,845	$52,582	$115,407	$316,397

cONDENSED Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)
Operating activities:
Net income (loss)	$1,290	$(44,505)	$(67,662)	$(306,659)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,065	1,069	4,312	3,655
Noncash operating lease expense	968	605	2,949	2,908
Amortization of deferred commissions	6,497	5,234	24,246	20,440
Equity-based compensation	20,845	52,582	115,407	316,397
Other noncash operating activities, net	523	422	1,884	(980)
Changes in operating assets and liabilities:	—
Accounts receivable, net	(26,218)	(14,328)	(45,445)	(13,361)
Deferred commissions	(16,552)	(8,485)	(37,029)	(27,095)
Prepaid expenses and other assets	(2,571)	(7,882)	423	(9,277)
Accounts payable	(11,083)	826	2,054	16,546
Deferred revenue	43,394	33,850	82,309	61,199
Accrued and other liabilities	7,609	5,750	13,224	(2,621)
Net cash provided by operating activities	25,767	25,138	96,672	61,152
Investing activities:
Purchases of property and equipment	(118)	(441)	(1,042)	(2,618)
Acquisition of business, net of cash acquired	—	—	(3,700)	(7,594)
Other investing activities	(250)	—	(250)	—
Net cash used in investing activities	(368)	(441)	(4,992)	(10,212)
Financing activities:
Payments of deferred offering costs	—	(494)	(1,763)	(5,437)
Proceeds from option exercises	14,024	25,014	61,105	28,955
Proceeds from Employee Stock Purchase Plan	3,295	—	3,295	—
Payments for taxes related to net share settlement of equity awards	(2,910)	—	(5,060)	—
Repurchases of LLC Units	—	(206,709)	—	(263,372)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	—	409,598
Proceeds from secondary offering	—	206,709	—	206,709
Net cash provided by financing activities	14,409	24,520	57,577	376,453
Effect of exchange rate changes on cash and cash equivalents	(79)	(501)	149	(306)
Net increase in cash and cash equivalents	39,729	48,716	149,406	427,087
Cash and cash equivalents - Beginning of period	653,851	495,458	544,174	117,087
Cash and cash equivalents - End of period	$693,580	$544,174	$693,580	$544,174

Reconciliation of non-GAAP FINANCIAL MEASURES

(Unaudited)

Non-GAAP Operating Income

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Loss from operations	$(5,229)	$(47,406)	$(94,800)	$(319,528)
Equity-based compensation expense	20,845	52,582	115,407	316,397
Employer taxes on employee stock transactions	796	1,904	4,979	2,297
Amortization of acquired intangible assets	335	275	1,261	733
Acquisition-related costs	—	—	243	—
Secondary offering costs	—	1,325	—	1,325
Non-GAAP operating income	$16,747	$8,680	$27,090	$1,224

Non-GAAP Operating Margin

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating margin	(3)%	(36)%	(16)%	(65)%
Equity-based compensation expense	13%	40%	19%	65%
Employer taxes on employee stock transactions	—	1%	1%	—
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related costs	—	—	—	—
Secondary offering costs	—	1%	—	—
Non-GAAP operating margin(1)	10%	7%	5%	—

(1) Non-GAAP operating margin may not foot due to rounding.

Non-GAAP Net Income

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Net income (loss)	$1,290	$(44,505)	$(67,662)	$(306,659)
Equity-based compensation expense	20,845	52,582	115,407	316,397
Employer taxes on employee stock transactions	796	1,904	4,979	2,297
Amortization of acquired intangible assets	335	275	1,261	733
Acquisition-related costs	—	—	243	—
Secondary offering costs	—	1,325	—	1,325
Non-GAAP net income	$23,266	$11,581	$54,228	$14,093

Reconciliation of non-GAAP FINANCIAL MEASURES

(Unaudited)

Non-GAAP Net Income Per Share

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss) per share–basic	$0.01	$(0.19)	$(0.28)	$(1.23)
Equity-based compensation expense	0.11	0.32	0.63	1.91
Employer taxes on employee stock transactions	—	0.01	0.03	0.01
Amortization of acquired intangible assets	—	—	0.01	—
Acquisition-related costs	—	—	—	—
Secondary offering costs	—	0.01	—	0.01
Net income (loss) attributable to non-controlling interests	—	(0.08)	(0.10)	(0.55)
Non-GAAP net income per share(1)	$0.12	$0.07	$0.29	$0.14

(1) Non-GAAP net income per share may not foot due to rounding.

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Net cash provided by operating activities	$25,767	$25,138	$96,672	$61,152
Purchases of property and equipment	(118)	(441)	(1,042)	(2,618)
Free cash flow	25,649	24,697	95,630	58,534
Net cash used in investing activities	$(368)	$(441)	$(4,992)	$(10,212)
Net cash provided by financing activities	$14,409	$24,520	$57,577	$376,453